Exhibit 10.171

AMENDMENT AGREEMENT

This Amendment Agreement (the “Amendment”) is made effective as of the 1st day of January 2020, by and between Inter Parfums, Inc., a Delaware corporation (“Company”), with offices at 551 Fifth Avenue, New York, NY 10176, and Jean Madar Holding SAS, a French corporation (“Consultant”), with its offices at c/o Fonciere du rond point 67, rue de la Boétie 75008 Paris, France. Company and Consultant are sometimes referred to herein collectively as the “Parties”.

W I T N E S S E T H

WHEREAS, the Parties are all of the parties to that certain Consulting Agreement made and effective as January 1, 2013, as amended effective as of January 1, 2018 and as supplemented by the agreement effective as of January 1, 2019 (collectively the “Agreement”);

WHEREAS, the Parties desire to amend the Agreement to increase compensation payable to Consultant.

NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties mutually agree as follows:

1. Recitals. The above recitals are true and correct and are incorporated by reference herein and made a part of this Agreement, with the same force and effect as if fully set forth herein.

2. Certain Definitions. Capitalized terms not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

3. Conflict. If there is any conflict between the provisions of this Amendment and the Agreement, then the provisions of this Amendment shall control.

4.  Remaining Portions Not Affected. The remaining portions of the Agreement not specifically amended by this Amendment shall remain in full force and effect.

5.  Amendment to Section 3(a) of Agreement. New subsection 3(a)(ii) is hereby and inserted into the Agreement as set forth below:

“(a)(ii) For Calendar Year 2020, Company agrees to pay to Consultant the sum of $ 945,000, payable in equal monthly installments.”

6. Entire Agreement. This Amendment, together with the Agreement, constitutes the entire agreement and understanding of the Parties and no amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by the party charged therewith.

7. Counterparts; Facsimile and PDF. This Agreement may be executed in counterparts, all of which shall be deemed to be duplicate originals. Delivery by facsimile transmission or e-mail of a PDF of an executed signature page to this Agreement shall be effective as delivery of a manually executed counterpart hereof.

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The Signature Page(s) to this Agreement Follow this Page.]

In Witness Whereof, the parties hereto have executed and delivered this Amendment on this __ day of February, 2020.

INTER PARFUMS, inc.		Jean Madar Holding SAS

By:	/s/ Russel Greenberg	By:	/s/ Jean Madar
	(Authorized Signature)		(Authorized Signature)

Name:	Russell Greenberg	Name:	Jean Madar
	(Print or Type)		(Print or Type)
Title:	Executive VP & Chief Financial Officer	Title:	President

Date:	February ___, 2020	Date:	February ___, 2020